SHARE PURCHASE AGREEMENT

THIS SHARE PURCHASE AGREEMENT (this "Agreement") dated as of May 18, 2023, by and between Hero Technologies Inc. ("Seller") and the Purchaser, DMB LLC ("Purchaser"), (collectively the "Parties").

1. Purchase and Sale. Subject to the terms and conditions of this Agreement, and pursuant to the Private Placement Agreement entered into by both Parties, Seller hereby sells to Purchaser 51% of the stock of Blackbox Systems and Technologies LLC, as well as 80,000,000 common shares of Hero Technologies Inc. common stock, in exchange for One Hundred and Fifty Thousand Dollars ($150,000). Additionally, Purchaser agrees to forgive the debt, owed to the Purchaser by the Seller, for the investment of $250,000 in Seller's business.
2. Payment of Price. Upon closing, Purchaser will be required to furnish an initial payment of One Hundred Thousand dollars ($100,000). Once the initial payment is received, the Purchaser will receive its first installment of Hero Technologies Inc. common stock in the amount of 53,000,000 shares. Additionally, purchaser will receive 51% of the stock of Blackbox Systems and Technologies LLC. The remaining balance owed under the Purchase Price, Fifty Thousand dollars ($50,000), will be due in six months from the closing date. Once the remaining $50,000 is paid to the Seller, the Purchaser will receive the final installment of Hero Technologies Inc. common stock in the amount of 27,000,000 shares. The final $50,000 payment may be made at any time prior to the 6-month deadline. Upon the receipt of the initial $100,000 payment and the forgiveness of the $250,000 debt the 51% interest in Blackbox Systems and Technologies LLC as well as the 53 million shares of Hero Technologies common stock shall be considered to be paid in full.
3. Representations and Warranties of Seller. Seller hereby represents and warrants to Purchaser that:
   a. Seller is duly authorized to enter into this Agreement and to perform their obligations hereunder.
   b. Seller has the right to dispose of the Purchased Securities to Purchaser without the consent of any other person or entity whatsoever, and upon delivery of the certificates representing the Purchased Securities to Purchaser, the Purchased Securities shall be owned by Purchaser free of any liens, charges, encumbrances, rights of first refusal or other adverse claims whatsoever.
   c. The Shares being sold are issued in the form attached hereto.
4. Representations and Warranties of Purchaser. Purchaser hereby represents and warrants to Seller that:
   a. Purchaser is duly authorized to enter into this Agreement and to perform its obligations hereunder.
   b. Purchaser has made its own investigation of the business of the Seller and is not relying on any information about the Seller and its business provided by Seller in making Purchaser's determination to purchase the Purchased Securities. Before investing, you are required and have agreed you have reviewed the company's Registration Statement on Form S-1 and the

company's profile page on OTCMarkets.com under the ticker symbol "HENC" as well as the company's website at www.herotechnologiesinc.com for the risks inherent in investing in the company's securities.

c. Purchaser hereby acknowledges that the Shares are "Restricted," will bear a restrictive legend, and further, a legend stating the securities are not registered with the Securities and Exchange Commission.

d. Purchaser represents that he/she has received all currently available financial information and the current SEC periodic reports for the Company for which the Shares are issued and have received any other information requested about the Company or its securities.

e. Purchaser represents that either a) he/she is an "accredited investor" as defined in Regulation D, or b) he/she is a sophisticated investor having such knowledge and experience in investing and having received such information about the Company and its securities that he/she deems the investment appropriate and suitable for him or her.

f. Purchaser represents he/she is purchasing the Shares for investment purposes only and *not* with a view to distribution to the public.

g. Purchaser represents that no public solicitation of him/her was made.

5. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

6. Counterparts, Facsimile Signatures. This Agreement may be executed in one or more counterparts, each of which shall be considered an original document. This Agreement may be delivered by facsimile, which shall be deemed an original counterpart for all purposes.

Seller: Hero Technologies Inc.	Purchaser: DMB LLC
Gina Serkasevich	
______________________________	______________________________
Gina Serkasevich	James Bradley
CEO	Owner